UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): August 4, 2015

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Church & Dwight Co., Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed on August 4, 2015, which reported the appointment of Richard A. Dierker, Vice President, Corporate Finance, as Chief Financial Officer (“CFO”) of the Company, effective January 4, 2016. As the Company announced on May 7, 2015, Matthew T. Farrell, the Company’s current CFO, will assume the role of Chief Executive Officer of the Company, effective January 4, 2016. On October 28, 2015, the Compensation & Organization Committee of the Board of Directors of the Company (the “Board”) approved and, the independent members of the Board ratified, the compensation of Mr. Dierker in his new role.

In connection with his appointment as CFO, effective January 4, 2016, Mr. Dierker’s annual base salary will be increased to $550,000, and his target annual incentive level under the Company’s Annual Incentive Plan will be 60% of his annual base salary. For 2016, Mr. Dierker’s long-term incentive compensation will have a fair value equal to 133% of his annual base salary, a grant date of January 4, 2016 and will be granted pursuant to the terms of the Company’s Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: October 29, 2015	By:	/s/ Patrick de Maynadier
	Name:	Patrick de Maynadier
	Title:	Executive Vice President, General Counsel and Secretary